Exhibit 99.1


         Yahoo! Reports Third Quarter 2007 Financial Results

                       Revenues - $1,768 Million

                    Operating Income - $150 Million

  Operating Income Before Depreciation, Amortization and Stock-Based
                  Compensation Expense - $466 Million


    SUNNYVALE, Calif.--(BUSINESS WIRE)--Oct. 16, 2007--Yahoo! Inc. (Nasdaq:YHOO) today reported results for the third quarter ended
September 30, 2007.

    "Over the past three months, we conducted a thorough review of our business and the marketplace. We've made key strategic decisions to invest in and grow our large communities of users, advertisers, and publishers. We've also made progress in sharpening our focus and improving our execution," said Jerry Yang, co-founder and chief executive officer, Yahoo! Inc. "Moving forward, we are focused on three big, multi-year objectives: to become the starting point for the most consumers on the Internet; to be the 'must buy' for the most advertisers; and to deliver open, industry-leading platforms that attract the most developers. We are executing against our transformation and are excited about playing a leadership role in the large and growing Internet market."

    Third Quarter 2007 Financial Results

    -- Revenues were $1,768 million for the third quarter of 2007, a 12 percent increase compared to $1,580 million for the same period of 2006.

    -- Marketing services revenues were $1,544 million for the third quarter of 2007, a 13 percent increase compared to $1,370 million for the same period of 2006.

    -- Marketing services revenues from Owned and Operated sites were $922 million for the third quarter of 2007, a 24 percent increase compared to $742 million for the same period of 2006.

    -- Marketing services revenues from Affiliate sites were $622 million for the third quarter of 2007, a 1 percent decrease compared to $628 million for the same period of 2006.

    -- Fees revenues were $224 million for the third quarter of 2007, a 7 percent increase compared to $210 million for the same period of 2006.

    -- Revenues excluding traffic acquisition costs ("TAC") were $1,283 million for the third quarter of 2007, a 14 percent increase compared to $1,121 million for the same period of 2006.

    -- Gross profit for the third quarter of 2007 was $1,027 million, a 14 percent increase compared to $899 million for the same period of 2006.

    -- Operating income for the third quarter of 2007 was $150 million, a 26 percent decrease compared to $202 million for the same period of 2006.

    -- Operating income before depreciation, amortization and stock-based compensation expense for the third quarter of 2007 was $466 million, a 2 percent decrease compared to $474 million for the same period of 2006.

    -- Cash flow from operating activities for the third quarter of 2007 was $457 million, a 17 percent increase compared to $390 million for the same period of 2006.

    -- Free cash flow for the third quarter of 2007 was $310 million, an 8 percent increase compared to $288 million for the same period of 2006.

    -- Net income for the third quarter of 2007 was $151 million or $0.11 per diluted share compared to $159 million or $0.11 per diluted share for the same period of 2006.

    -- Non-GAAP net income for the third quarter of 2007 was $238 million or $0.17 per diluted share compared to non-GAAP net income of $240 million or $0.17 per diluted share for the same period of 2006.

    -- The provision for income taxes for the third quarter of 2007 was $79 million and yielded an effective tax rate of 41 percent. The provision for income taxes for the third quarter of 2006 was $124 million and yielded an effective tax rate of 49 percent.

    -- Explanations of the Company's non-GAAP financial measures and the related reconciliations to the GAAP financial measures the Company considers most comparable are included in the accompanying "Note to Unaudited Condensed Consolidated Statements of Income," "Reconciliations to Unaudited Condensed Consolidated Statements of Income," and "Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share."

    "Our strategy is to generate and leverage the most valuable insights, deploy open platforms, and offer partner-of-choice solutions that make Yahoo! more relevant and indispensable for our users, advertisers, publishers, and developers," said Sue Decker, president, Yahoo! Inc. "During the quarter, we continued to make strides in sharpening our focus and organizing ourselves to execute against this strategy. We are prioritizing our resources around the key Yahoo! starting points that create the most value, and creating strong differentiation in those products. We are aggressively building out our open advertising and publishing network, delivering more integrated and targeted solutions, and pursuing opportunities to realize added value from both the search and display inventory created by our massive and growing user base."

    Segment Financial Results

    -- United States segment revenues for the third quarter of 2007 were $1,195 million, a 13 percent increase compared to $1,054 million for the same period of 2006.

    -- International segment revenues for the third quarter of 2007 were $573 million, a 9 percent increase compared to $526 million for the same period of 2006.

    -- United States segment operating income before depreciation, amortization and stock-based compensation expense for the third quarter of 2007 was $338 million, a 7 percent decrease compared to $366 million for the same period of 2006.

    -- International segment operating income before depreciation, amortization and stock-based compensation expense for the third quarter of 2007 was $128 million, an 18 percent increase compared to $108 million for the same period of 2006.

    Cash Flow Information

    Free cash flow was $310 million for the third quarter of 2007 compared to $288 million for the same period of 2006. In addition to free cash flow, Yahoo! generated $40 million from the issuance of common stock as a result of the exercise of employee stock options. This was offset by $350 million used for direct stock repurchases and $320 million used for acquisitions. Cash, cash equivalents and investments in marketable debt securities were $2,763 million at September 30, 2007 as compared to $3,152 million at June 30, 2007, a decrease of $389 million.

    "We are pleased with our results this quarter and are continuing to invest in major growth initiatives that advance our key strategic objectives," said Blake Jorgensen, chief financial officer, Yahoo! Inc. "We are encouraged by the early signs of improvement in our business and believe the strategy we're pursuing and the investments we're making will position us to capture the significant opportunities on the horizon and create long-term shareholder value."

    Quarterly Conference Call

    Yahoo! will host a conference call to discuss third quarter results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/results.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 888-286-8010 or 617-801-6888, reservation number: 62045407.

    About Yahoo!

    Yahoo! Inc. is a leading global Internet brand and one of the most trafficked Internet destinations worldwide. Yahoo! is focused on powering its communities of users, advertisers, publishers, and developers by creating indispensable experiences built on trust. Yahoo! is headquartered in Sunnyvale, California. For more information, visit pressroom.yahoo.com or the Company's blog, Yodel Anecdotal.

    Owned and Operated sites refer to Yahoo!'s owned and operated online properties and services. Affiliate sites refer to Yahoo!'s distribution network of third-party entities who have integrated Yahoo!'s search and/or display advertising offerings into their websites.

    This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization and stock-based compensation expense, free cash flow, and non-GAAP net income and non-GAAP net income per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles ("GAAP"). See "Note to Unaudited Condensed Consolidated Statements of Income," "Reconciliations to Unaudited Condensed Consolidated Statements of Income," and "Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share" included in this press release for further information regarding these non-GAAP financial measures.

    This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (including without limitation the statements and information in the Business Outlook section and the quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the implementation and results of the Company's ongoing strategic initiatives; the Company's ability to compete with new or existing competitors; the successful implementation, and acceptance by advertisers, of the Company's new search advertising system; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to the Company's international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; the Company's ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content and distribution; and general economic conditions. All information set forth in this press release and its attachments is as of October 16, 2007. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which will be filed with the SEC in the fourth quarter of 2007.

    Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.


                             Yahoo! Inc.
        Unaudited Condensed Consolidated Statements of Income
               (in thousands, except per share amounts)

                          Three Months Ended      Nine Months Ended
                            September 30,           September 30,
                       -----------------------  ----------------------
                          2006        2007        2006        2007
                       ----------- -----------  ---------- -----------


Revenues               $1,580,322  $1,767,506  $4,723,231  $5,137,276

Cost of revenues          681,120     740,200   1,984,830   2,136,849

                        ----------  ----------  ----------  ----------
Gross profit              899,202   1,027,306   2,738,401   3,000,427
                        ----------  ----------  ----------  ----------

Operating expenses:
  Sales and marketing     331,025     410,936     988,030   1,168,785
  Product development     202,079     274,682     628,399     795,268
  General and
   administrative         130,984     161,511     391,198     449,934
  Amortization of
   intangibles             32,774      29,985      97,635      82,264
                        ---------- -----------  ----------  ----------
  Total operating
   expenses               696,862     877,114   2,105,262   2,496,251
                        ----------  ----------  ----------  ----------

Income from operations    202,340     150,192     633,139     504,176

Other income, net          50,268      43,748     121,794     109,935
                        ----------  ----------  ----------  ----------

Income before income
 taxes, earnings in
 equity interests and
 minority interests       252,608     193,940     754,933     614,111

Provision for income
 taxes                   (124,372)    (78,653)   (350,002)   (258,743)
Earnings in equity
 interests                 30,190      36,546      78,261      97,801
Minority interests in
 operations of
 consolidated
 subsidiaries                 103        (547)       (474)      1,108
                        ----------  ----------  ----------  ----------

Net income             $  158,529  $  151,286  $  482,718  $  454,277
                        ==========  ==========  ==========  ==========


Net income per share -
 diluted               $     0.11  $     0.11  $     0.33  $     0.32
                        ==========  ==========  ==========  ==========

Shares used in per
 share calculation -
 diluted                1,442,429   1,395,056   1,471,832   1,403,756
                        ==========  ==========  ==========  ==========

Stock-based
 compensation expense
 was allocated as
 follows:
  Cost of revenues     $    1,689  $    2,555  $    4,956  $    6,919
  Sales and marketing      42,470      70,353     119,826     172,731
  Product development      38,260      51,603     112,147     164,354
  General and
   administrative          39,072      21,029      92,926      70,321
                        ----------  ----------  ----------  ----------
  Total stock-based
   compensation
   expense             $  121,491  $  145,540  $  329,855  $  414,325
                        ==========  ==========  ==========  ==========


----------------------------------------------------------------------

Supplemental Financial
 Data (See Note)
----------------------
Revenues excluding TAC $1,121,467  $1,282,601  $3,331,820  $3,709,443
Operating income
 before depreciation,
 amortization and
 stock-based
 compensation expense  $  473,738  $  466,309  $1,365,528  $1,399,973
Free cash flow         $  287,915  $  309,562  $  988,691  $1,006,505
Non-GAAP net income
 per share excluding
 stock-based
 compensation expense  $     0.17  $     0.17  $     0.49  $     0.51


                             Yahoo! Inc.
    Note to Unaudited Condensed Consolidated Statements of Income

This press release and its attachments include the non-GAAP financial measures of revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization and stock-based compensation expense, free cash flow, non-GAAP net income and non-GAAP net income per share, which are reconciled to gross profit, income from operations, cash flow from operating activities, net income and net income per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, gross profit, income from operations, cash flow from operating activities, and net income and net income per share calculated in accordance with GAAP.

Revenues excluding TAC is defined as gross profit plus other cost of revenues. Under GAAP, both our revenues and cost of revenues include TAC. In defining revenues excluding TAC as our non-GAAP gross profit measure, we have removed TAC from both revenues and cost of revenues. TAC consists of payments made to affiliate sites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our affiliate sites, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids "double counting" revenues that are paid to, and being reported by, our affiliate sites. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenues, cost of revenues and gross profit, each of which includes the impact of TAC.

Operating income before depreciation, amortization and stock-based compensation expense is defined as income from operations before depreciation, amortization of intangible assets and stock-based compensation expense (including the compensation of Terry Semel who served as our chief executive officer through June 18, 2007 and whose compensation after June 1, 2006 consisted almost entirely of stock-based compensation). We consider this measure to be an important indicator of the operational strength of the Company. We exclude depreciation and amortization because while tangible and intangible assets support our businesses, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business. This measure is used by some investors when assessing the performance of our Company. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation enhances the ability of management and investors to understand the impact of stock-based compensation expense on our operating income. We do not include depreciation, amortization and stock-based compensation expense in our internal measures or in the measures used by the Company to formulate our business outlook presented with our quarterly financial information to investors. A limitation associated with the non-GAAP measure of operating income before depreciation, amortization and stock-based compensation expense is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expense related to the Company's workforce. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation, amortization and stock-based compensation expense.

Free Cash Flow is a non-GAAP measure defined as cash flow from operating activities (adjusted to include excess tax benefits from stock-based compensation), less net capital expenditures and dividends received. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company's unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Non-GAAP net income is defined as net income excluding certain gains, losses and expenses and their related tax effects that we do not believe are indicative of our ongoing operating results and further adjusted for stock-based compensation expense. Effective January 1, 2006, we adopted Statement of Financial Accounting Standard No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"). In our calculation of non-GAAP net income and non-GAAP net income per share, we have excluded stock-based compensation expense calculated in accordance with SFAS 123R and its related tax effects. We consider non-GAAP net income and non-GAAP net income per share to be profitability measures which facilitate the forecasting of our operating results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income and net income per share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income and net income per share, both of which include the expense and related tax effects of the item excluded from non-GAAP net income and non-GAAP net income per share.


                             Yahoo! Inc.
  Reconciliations to Unaudited Condensed Consolidated Statements of
                                Income
                            (in thousands)

                          Three Months Ended      Nine Months Ended
                            September 30,           September 30,
                       ----------------------- -----------------------
                          2006        2007        2006        2007
                       ----------- ----------- ----------- -----------
Revenues for groups of
 similar services :
  Marketing services:
    Owned and Operated
     sites             $  741,919  $  921,908  $2,210,901  $2,631,599
    Affiliate sites       628,455     621,693   1,926,572   1,866,653
                        ----------  ----------  ----------  ----------
  Marketing services    1,370,374   1,543,601   4,137,473   4,498,252
  Fees                    209,948     223,905     585,758     639,024
                        ----------  ----------  ----------  ----------
  Total revenues       $1,580,322  $1,767,506  $4,723,231  $5,137,276
                        ==========  ==========  ==========  ==========

Revenues by segment:
  United States        $1,054,048  $1,194,911  $3,221,220  $3,414,182
  International           526,274     572,595   1,502,011   1,723,094
                        ----------  ----------  ----------  ----------
  Total revenues       $1,580,322  $1,767,506  $4,723,231  $5,137,276
                        ==========  ==========  ==========  ==========

Cost of revenues:
  Traffic acquisition
   costs ("TAC")       $  458,855  $  484,905  $1,391,411  $1,427,833
  Other cost of
   revenues               222,265     255,295     593,419     709,016
                        ----------  ----------  ----------  ----------
  Total cost of
   revenues            $  681,120  $  740,200  $1,984,830  $2,136,849
                        ==========  ==========  ==========  ==========

Revenues excluding
 TAC:
  Gross profit         $  899,202  $1,027,306  $2,738,401  $3,000,427
  Other cost of
   revenues               222,265     255,295     593,419     709,016
                        ----------  ----------  ----------  ----------
  Revenues excluding
   TAC                 $1,121,467  $1,282,601  $3,331,820  $3,709,443
                        ==========  ==========  ==========  ==========

Revenues excluding TAC
 by segment:
  United States:
  Gross profit         $  654,203  $  752,541  $2,015,710  $2,206,891
  Other cost of
   revenues               182,393     209,557     484,055     573,828
                        ----------  ----------  ----------  ----------
  Revenues excluding
   TAC                 $  836,596  $  962,098  $2,499,765  $2,780,719
                        ==========  ==========  ==========  ==========

  International:
  Gross profit         $  244,999  $  274,765  $  722,691  $  793,536
  Other cost of
   revenues                39,872      45,738     109,364     135,188
                        ----------  ----------  ----------  ----------
  Revenues excluding
   TAC                 $  284,871  $  320,503  $  832,055  $  928,724
                        ==========  ==========  ==========  ==========

Operating income
 before depreciation,
 amortization and
 stock-based
 compensation expense:
  Income from
   operations          $  202,340  $  150,192  $  633,139  $  504,176
  Depreciation and
   amortization           149,907     170,577     402,534     481,472
  Stock-based
   compensation
   expense                121,491     145,540     329,855     414,325
                        ----------  ----------  ----------  ----------
  Operating income
   before
   depreciation,
   amortization and
   stock-based
   compensation
   expense             $  473,738  $  466,309  $1,365,528  $1,399,973
                        ==========  ==========  ==========  ==========

Operating income
 before depreciation,
 amortization and
 stock-based
 compensation expense
 by segment:
  Operating income
   before
   depreciation,
   amortization and
   stock-based
   compensation
   expense - United
   States              $  365,550  $  338,423  $1,041,417  $1,042,278
  Operating income
   before
   depreciation,
   amortization and
   stock-based
   compensation
   expense -
   International          108,188     127,886     324,111     357,695
                        ----------  ----------  ----------  ----------
  Operating income
   before
   depreciation,
   amortization and
   stock-based
   compensation
   expense             $  473,738  $  466,309  $1,365,528  $1,399,973
                        ==========  ==========  ==========  ==========

  United States:
  Income from
   operations          $  132,300  $   68,639  $  417,395  $  278,363
  Depreciation and
   amortization           123,163     139,753     326,801     391,399
  Stock-based
   compensation
   expense                110,087     130,031     297,221     372,516
                        ----------  ----------  ----------  ----------
  Operating income
   before
   depreciation,
   amortization and
   stock-based
   compensation
   expense - United
   States              $  365,550  $  338,423  $1,041,417  $1,042,278
                        ==========  ==========  ==========  ==========

  International:
  Income from
   operations          $   70,040  $   81,553  $  215,744  $  225,813
  Depreciation and
   amortization            26,744      30,824      75,733      90,073
  Stock-based
   compensation
   expense                 11,404      15,509      32,634      41,809
                        ----------  ----------  ----------  ----------
  Operating income
   before
   depreciation,
   amortization and
   stock-based
   compensation
   expense -
   International       $  108,188  $  127,886  $  324,111  $  357,695
                        ==========  ==========  ==========  ==========

Free cash flow:
  Cash flow from
   operating
   activities          $  389,654  $  456,712  $1,204,219  $1,297,015
  Acquisition of
   property and
   equipment, net        (240,761)   (147,150)   (557,586)   (409,845)
  Dividends received            -           -     (12,908)    (15,156)
  Excess tax benefits
   from stock-based
   awards                 139,022           -     354,966     134,491
                        ----------  ----------  ----------  ----------
  Free cash flow       $  287,915  $  309,562  $  988,691  $1,006,505
                        ==========  ==========  ==========  ==========


                             Yahoo! Inc.
 Reconciliation of GAAP Net Income and GAAP Net Income Per Share to
         Non-GAAP Net Income and Non-GAAP Net Income Per Share
               (in thousands, except per share amounts)

                                                  Three Months Ended
                                                    September 30,
                                               -----------------------
                                                  2006        2007
                                               ----------- -----------

GAAP Net income                                $  158,529  $  151,286
                                                ==========  ==========

(a) Stock-based compensation as measured using
     the fair value method under SFAS 123R        121,491     145,540

(b) Reversal of an earn-out accrual               (10,000)          -

(c) Non-cash gain arising from increased
     dilution of our ownership in Alibaba,
     resulting in the recognition of a further
     gain on the sale of Yahoo! China             (14,316)          -

(d) To reduce the provision for income taxes
     to eliminate a charge related to a
     subsidiary restructuring transaction
     reported in the three months ended
     December 31, 2005.                            10,616           -

(e) To adjust the provision for income taxes
     to reflect an effective tax rate of 40%
     in both the three month periods ended
     September 30, 2006 and 2007, and to
     reflect the tax impact of items (a)
     through (d) in both periods.                 (26,157)    (58,496)

                                                ----------  ----------
Non-GAAP Net income excluding stock-based
 compensation expense and other items          $  240,163  $  238,330
                                                ==========  ==========

GAAP Net income per share - diluted            $     0.11  $     0.11
                                                ==========  ==========

Non-GAAP Net income excluding stock-based
 compensation expense and other items per
 share - diluted                               $     0.17  $     0.17
                                                ==========  ==========

Shares used in per share calculations -
 diluted                                        1,442,429   1,395,056
                                                ==========  ==========


                                                  Nine Months Ended
                                                    September 30,
                                               -----------------------
                                                  2006        2007
                                               ----------- -----------

GAAP Net income                                $  482,718  $  454,277
                                                ==========  ==========

(a) Stock-based compensation as measured using
     the fair value method under SFAS 123R        329,855     414,325

(b) Reversal of an earn-out accrual               (10,000)          -

(c) Non-cash gain arising from increased
     dilution of our ownership in Alibaba,
     resulting in the recognition of a further
     gain on the sale of Yahoo! China             (14,316)          -

(d) To reduce the provision for income taxes
     to eliminate a charge related to a
     subsidiary restructuring transaction
     reported in the three months ended
     December 31, 2005.                            10,616           -

(e) To adjust the provision for income taxes
     to reflect an effective tax rate of 40%
     in both the nine months ended September
     30, 2006 and 2007, and to reflect the tax
     impact of items (a) through (d) in both
     periods.                                     (84,803)   (156,744)

                                                ----------  ----------
Non-GAAP Net income excluding stock-based
 compensation expense and other items          $  714,070  $  711,858
                                                ==========  ==========

GAAP Net income per share - diluted            $     0.33  $     0.32
                                                ==========  ==========

Non-GAAP Net income excluding stock-based
 compensation expense and other items per
 share - diluted                               $     0.49  $     0.51
                                                ==========  ==========

Shares used in per share calculations -
 diluted                                        1,471,832   1,403,756
                                                ==========  ==========


                             Yahoo! Inc.
                           Business Outlook

The following business outlook is based on current information and expectations as of October 16, 2007. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not expect, and undertakes no obligation, to update the business outlook prior to the release of the Company's next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the business outlook or any portion thereof at any time at its discretion.

                                        Three Months        Year
                                           Ending          Ending
                                        December 31,    December 31,
                                            2007            2007
                                       --------------- ---------------

Revenues excluding TAC(1) outlook (in
 millions):
  Gross profit                         $1,055 - $1,165 $4,056 - $4,166
  Other cost of revenues                  255 - 285       964 - 994
                                       --------------- ---------------
  Revenues excluding TAC               $1,310 - $1,450 $5,020 - $5,160
                                       =============== ===============

Operating income before depreciation, amortization and stock-based compensation expense(1) outlook (in millions):
  Income from operations                 $155 - $175     $658 - $678
  Depreciation and Amortization           160 - 180       642 - 662
  Stock-based compensation expense        165 - 195       580 - 610
                                       --------------- ---------------
  Operating income before
   depreciation, amortization and
   stock-based compensation expense      $480 - $550   $1,880 - $1,950
                                       =============== ===============

  (1) Refer to Note to Unaudited Condensed Consolidated Statements of
   Income.


                             Yahoo! Inc.
      Unaudited Condensed Consolidated Statements of Cash Flows
                            (in thousands)


                       Three Months Ended        Nine Months Ended
                          September 30,            September 30,
                    ------------------------ -------------------------
                        2006        2007         2006         2007
                    ------------ ----------- ------------ ------------

CASH FLOWS FROM
 OPERATING
 ACTIVITIES:
  Net income        $   158,529  $  151,286  $   482,718  $   454,277
  Adjustments to
   reconcile net
   income to net
   cash provided by
   operating
   activities:
    Depreciation         78,529     102,422      217,730      299,933
    Amortization of
     intangible
     assets              71,378      68,155      184,804      181,539
    Stock-based
     compensation
     expense            121,491     145,540      329,855      414,325
    Tax benefits
     from stock-
     based awards       142,729       6,028      370,549      170,683
    Excess tax
     benefits from
     stock-based
     awards            (139,022)          -     (354,966)    (134,491)
    Deferred income
     taxes              (31,917)    (43,746)     (95,456)    (134,585)
    Earnings in
     equity
     interests          (30,190)    (36,546)     (78,261)     (97,801)
    Dividends
     received                 -           -       12,908       15,156
    Minority
     interests in
     operations of
     consolidated
     subsidiaries          (103)        547          474       (1,108)
    Gains from sale
     of
     investments,
     assets and
     other, net         (13,741)    (14,318)     (15,811)     (12,796)
    Changes in
     assets and
     liabilities,
     net of effects
     of
     acquisitions:
      Accounts
       receivable,
       net                6,575     (49,746)     (46,780)      (6,381)
      Prepaid
       expenses and
       other            (12,289)     73,578      (28,252)      61,059
      Accounts
       payable            3,232     (19,005)      66,985       12,073
      Accrued
       expenses and
       other
       liabilities       50,191      66,648      138,787       50,809
      Deferred
       revenue          (15,738)      5,869       18,935       24,323
                     -----------  ----------  -----------  -----------
  Net cash provided
   by operating
   activities           389,654     456,712    1,204,219    1,297,015
                     -----------  ----------  -----------  -----------

CASH FLOWS FROM
 INVESTING
 ACTIVITIES:
  Acquisition of
   property and
   equipment, net      (240,761)   (147,150)    (557,586)    (409,845)
  Purchases of
   marketable debt
   securities          (240,690)   (112,004)    (889,023)  (1,105,043)
  Proceeds from
   sales and
   maturities of
   marketable debt
   securities           585,532     510,687    1,431,206    1,855,439
  Acquisitions, net
   of cash acquired      (5,971)   (319,503)     (61,300)    (355,514)
  Other investing
   activities, net       19,120     (85,830)      18,476     (105,744)
                     -----------  ----------  -----------  -----------
  Net cash provided
   by (used in)
   investing
   activities           117,230    (153,800)     (58,227)    (120,707)
                     -----------  ----------  -----------  -----------

CASH FLOWS FROM
 FINANCING
 ACTIVITIES:
  Proceeds from
   issuance of
   common stock,
   net                   41,626      40,164      231,451      243,889
  Repurchases of
   common stock      (1,091,931)   (350,055)  (1,782,140)  (1,365,184)
  Structured stock
   repurchases, net           -           -     (227,705)    (250,000)
  Excess tax
   benefits from
   stock-based
   awards               139,022           -      354,966      134,491
  Other financing
   activities, net            -     (12,167)           -      (13,927)
                     -----------  ----------  -----------  -----------
  Net cash used in
   financing
   activities          (911,283)   (322,058)  (1,423,428)  (1,250,731)
                     -----------  ----------  -----------  -----------

Effect of exchange
 rate changes on
 cash and cash
 equivalents             (1,565)     21,284       33,002       32,502

Net change in cash
 and cash
 equivalents           (405,964)      2,138     (244,434)     (41,921)
Cash and cash
 equivalents,
 beginning of
 period               1,591,223   1,525,812    1,429,693    1,569,871
                     -----------  ----------  -----------  -----------

Cash and cash
 equivalents, end
 of period          $ 1,185,259  $1,527,950  $ 1,185,259  $ 1,527,950
                     ===========  ==========  ===========  ===========

Supplemental
 schedule of
 acquisition-
 related
 activities:

  Cash paid for
   acquisitions     $     5,971  $  338,910  $    68,977  $   380,677
  Cash acquired in
   acquisitions               -     (19,407)      (7,677)     (25,163)
                     -----------  ----------- -----------  -----------

                    $     5,971  $  319,503  $    61,300  $   355,514
                     ===========  ==========  ===========  ===========

  Common stock,
   restricted stock
   and stock
   options issued
   in connection
   with
   acquisitions
                    $         -  $  413,901  $         -  $   468,429
                     ===========  ==========  ===========  ===========


                             Yahoo! Inc.
           Unaudited Condensed Consolidated Balance Sheets
                            (in thousands)

                                            December 31, September 30,
                                                2006         2007
                                            ------------ -------------

ASSETS
Current assets:
  Cash and cash equivalents                 $  1,569,871 $   1,527,950
  Short-term marketable debt securities        1,031,528       684,197
  Accounts receivable, net                       930,964       950,027
  Prepaid expenses and other current assets      217,779       321,574
                                             -----------  ------------
  Total current assets                         3,750,142     3,483,748

Long-term marketable debt securities             935,886       550,630
Property and equipment, net                    1,101,379     1,240,340
Goodwill                                       2,968,557     3,532,296
Intangible assets, net                           405,822       517,356
Other long-term assets                           459,988       529,467
Investments in equity interests                1,891,834     1,989,311
                                             -----------  ------------

Total assets                                $ 11,513,608 $  11,843,148
                                             ===========  ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                          $    109,130 $     131,559
  Accrued expenses and other current
   liabilities                                 1,046,882       965,860
  Deferred revenue                               317,982       336,796
  Short-term debt                                      -       749,628
                                             -----------  ------------
  Total current liabilities                    1,473,994     2,183,843

Long-term deferred revenue                        64,939        59,015
Long-term debt                                   749,915             -
Other long-term liabilities                       36,890        27,750
Deferred and other tax liabilities, net           19,204       281,528
Minority interests in consolidated
 subsidiaries                                      8,056         8,295
Stockholders' equity                           9,160,610     9,282,717
                                             -----------  ------------

Total liabilities and stockholders' equity  $ 11,513,608 $  11,843,148
                                             ===========  ============


    CONTACT: Yahoo! Inc.
             Kelly Delaney, 408-349-2579 (Media Relations) kelleyd@yahoo-inc.com
             Cathy La Rocca, 408-349-5188 (Investor Relations) cathy@yahoo-inc.com